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                                                               Exhibit 9


                         GOODY'S FAMILY CLOTHING, INC.

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT

                                                              September 3, 1997

THE ROBINSON-HUMPHREY COMPANY, INC.
J.C. BRADFORD & CO.
  As representatives of the several Underwriters named in Schedule I hereto,
c/o The Robinson-Humphrey Company, Inc.
3333 Peachtree Road, NE
Atlanta, Georgia 30326

Dear Sirs:

         Certain shareholders of Goody's Family Clothing, Inc., a Tennessee corporation (the "Company"), named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters (the "Underwriters") named in Schedule I hereto an aggregate of 2,027,000 shares of common stock of the Company, no par value ("Common Stock"), in the respective amounts set forth opposite their names in
Schedule II hereto (the "Firm Shares"), and, at the election of the Underwriters, subject to the terms and conditions stated herein, one of the Selling Shareholders proposes to sell to the Underwriters up to 300,000 additional shares of Common Stock (the "Optional Shares") (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares"). In your capacity as representatives of the several Underwriters, you are referred to herein as the "Representatives."

    1.   REPRESENTATIONS AND WARRANTIES

               (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                           (i) A registration statement on Form S-3 (File No.
               333-32409) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representatives, or (B) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Representatives prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as hereafter amended, including a registration statement filed pursuant to Rule 462(b) and also including (i) all

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               financial statement schedules and exhibits thereto, (ii) all documents incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion included in such registration statement or any amendment (or post-effective amendment) thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective), including all documents incorporated by reference therein filed under the Exchange Act; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement in either case, including all documents incorporated by reference therein filed under the Exchange Act. Any reference in this Agreement to an "amendment or supplement" to any Preliminary Prospectus or the Prospectus or an "amendment" to any registration statement (including the Registration Statement) shall be deemed to include any document incorporated by reference therein and filed with the Commission under the Exchange Act after the date of such Preliminary Prospectus, Prospectus or Registration Statement, as the case may be. For purposes of the preceding sentence, any reference to the "effective date" of an amendment to a registration statement shall, if such amendment is effected by means of the filing with the Commission under the Exchange Act of a document incorporated by reference in such registration statement, be deemed to refer to the date on which such document was so filed with the Commission. As used herein, any reference to any statement or information as being "made", "included", "contained", "disclosed", or "set forth" in any Preliminary Prospectus, a Prospectus or any amendment or supplement thereto, or the Registration Statement or any amendment thereto (or other similar references) shall refer both to information and statements actually appearing in such document as well as information and statements incorporated by reference therein. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

                          (ii) No order preventing or suspending the use of any
               Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or overtly threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or overtly threatened or, to the knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

                         (iii) When any Preliminary Prospectus and any
               amendment or supplement thereto was filed with the Commission it
               (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements which have been revised or added and included in the Prospectus. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the

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               statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (iii) do not apply to statements or omissions made in any Preliminary Prospectus and any amendment or supplement thereto, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                          (iv) The descriptions in the Registration Statement
               and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and there are no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                           (v) Each of the Company and its subsidiaries has
               been duly incorporated or organized, is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. Each of the Company and its subsidiaries is duly qualified to transact business as a foreign corporation or limited partnership and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations, or business of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

                          (vi) The Company's authorized, issued and outstanding
               Common Stock is as disclosed in the Prospectus. All of the issued shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock incorporated by reference into the Prospectus. None of the issued shares of Common Stock, or the issued shares of common stock or limited partnership interests of any of its subsidiaries, has been issued or is owned or held in violation of any preemptive rights of shareholders or partners, and no person or entity (including any holder of outstanding shares of common stock or limited partnership interests of the Company or its subsidiaries) has any statutory preemptive or, to the Company's knowledge, other rights to subscribe for any of the Shares.

                         (vii) The issued shares of common stock or limited
               partnership interests of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid

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               and nonassessable and, except for directors qualifying shares, except for liens or encumbrances contained in the Company's currently existing $120,000,000 revolving line of credit (the "Credit Facility"), and except as otherwise disclosed in the Prospectus, are directly or indirectly owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. Other than the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 (which are herein referred to as the "subsidiaries") and except for short-term working capital cash investments, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any partnership interest in any partnership, joint venture or other association other than as disclosed in the Prospectus.

                        (viii) Except as disclosed in the Prospectus and except
               for forfeitures, grants and exercises of stock options pursuant to existing stock option plans of the Company in the ordinary course of business after the date of the Preliminary Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                          (ix) Since the date of the most recent audited
               financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                           (x) Since the respective dates as of which
               information is given in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock (except as a result of shares issued upon exercise of stock options pursuant to existing stock option plans of the Company), or, otherwise than in the ordinary course of business consistent with past practice, long-term debt or short-term debt of the Company or any of its subsidiaries, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company and its subsidiaries taken as a whole, in each case other than as disclosed in or contemplated by the Prospectus.

                          (xi) Except as disclosed in the Prospectus, there are
               no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or any securities being registered pursuant to any other registration statement filed by the Company under the Act.


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                         (xii) All offers and sales of the Company's capital
               stock by the Company prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                        (xiii) Neither the Company nor any of its subsidiaries
               is, or with the giving of notice or passage of time or both would be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets are subject, except where such default (other than in respect of its Articles of Incorporation and Bylaws) would not have a Material Adverse Effect.

                         (xiv) The sale of the Shares and the performance of
               this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in any such case, where such breach, violation, default, or conflict (other than in respect of its Articles of Incorporation or Bylaws) would not have a Material Adverse Effect.

                          (xv) The Company and its subsidiaries have good and
               marketable title in fee simple to all real property, if any, and good title to all personal property owned by them and material to the Company and its subsidiaries as a whole, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are contained in the Credit Facility or otherwise disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries and material to the Company and its subsidiares as a whole are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiaries.

                         (xvi) No consent, approval, authorization, order or
               declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws or the bylaws and rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offer, sale and distribution of the Shares by the Underwriters.


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                        (xvii) Other than as disclosed in the Prospectus, there
               is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the Company's knowledge, threatened, in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is required to take any action in order to avoid any such violation or default.

                       (xviii) Deloitte & Touche LLP, who have rendered a
               report with respect to certain financial statements of the Company and its consolidated subsidiaries, is and was during the periods covered by its report included in the Registration Statement and the Prospectus, independent public accountants as required by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder.

                         (xix) The consolidated financial statements and
               schedules (including the related notes) of the Company and its consolidated subsidiaries included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as may be otherwise indicated in the notes thereto) and fairly present (subject, in the case of unaudited statements, to normal and recurring audit adjustments) the financial position and results of operations of the Company and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The other financial and statistical information and data included in the Registration Statement, the Prospectus or any Preliminary Prospectus, set forth under the captions "Prospectus Summary," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" in the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (xx) This Agreement has been duly authorized,
               executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles, and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                         (xxi) Except in connection with the administration of
               the Company's Employee Payroll Investment Plan in the ordinary course of business, neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates has (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                        (xxii) The Company has obtained for the benefit of the
               Company and the Underwriters from each of its directors and executive and certain other officers a written

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               agreement which generally provides that for a period of 120 days from the date of the Prospectus such director or officer will not, without the prior written consent of The Robinson-Humphrey Company, Inc., offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, pledge, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock except under certain prescribed circumstances.

                       (xxiii) Neither the Company, any of its subsidiaries,
               nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with and acting on behalf of the Company or any such subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                        (xxiv) To the Company's knowledge, the operations of
               the Company and its subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or any subsidiary (the "Real Property") are in compliance with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment (collectively, "Laws"), except where such noncompliance would not have a Material Adverse Effect; and the Company and its subsidiaries have all material licenses, permits and authorizations necessary to operate its business under all Laws and are in compliance in all material respects with all terms and conditions of such licenses, permits and authorizations; neither the Company nor any subsidiary has authorized, conducted or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law on, in or under any Real Property in violation of any Laws except which individually or in the aggregate would not have a Material Adverse Effect, and there is no pending or threatened claim, litigation or any administrative agency proceeding, nor has the Company or any subsidiary received any written or oral notice from any governmental entity or third party, that: (A) alleges a violation of any Laws by the Company or any subsidiary; (B) alleges the Company or any subsidiary is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. or any state superfund law; (C) alleges possible contamination of the environment by the Company or any subsidiary; or (D) alleges possible contamination of the Real Property, except those, in any such case, which would not have a Material Adverse Effect.

                         (xxv) Other than as disclosed in the Prospectus, the
               Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles") necessary to their respective businesses as presently conducted or as the Prospectus indicates the Company or such subsidiary proposes to conduct; to the knowledge of the Company, except as otherwise disclosed in the Prospectus, neither the Company nor any subsidiary has infringed or is infringing, and neither the Company nor any subsidiary has received notice of infringement with respect to, asserted Intangibles of others; and, to the knowledge of the Company, there is no infringement by others of Intangibles of the

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               Company or any of its subsidiaries except those, in any case, which individually or in the aggregate would not have a Material Adverse Effect.

                        (xxvi) The Company and each of its subsidiaries are
               insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost which, if not so renewed or obtained, would have a Material Adverse Effect.

                       (xxvii) The Company is taking steps to replace and/or
               modify its software systems to include the requisite design, performance and functionality so that the Company does not reasonably expect to experience invalid or incorrect results or abnormal software operation related to calendar year 2000.

                      (xxviii) Each of the Company and its subsidiaries makes
               and keeps accurate books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization,
               (B) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (xxix) No subsidiary of the Company is currently
               prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary's capital stock to the Company, from repaying to the Company any loans or advances to such subsidiary or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

                         (xxx) The Company and its subsidiaries have filed all
               foreign, federal, state and local tax returns that are required to be filed by them or have requested extensions thereof and have paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable except for any such assessment or charge currently being contested in good faith and of which, to the extent material, the Company has advised the Representatives.

                        (xxxi) The Company is not, will not become as a result
               of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                       (xxxii) The Common Stock is registered pursuant to
               Section 12(g) of the Exchange Act and is qualified as a Nasdaq National Market security of The Nasdaq Stock Market, Inc. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or qualification

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               of the Common Stock on the Nasdaq National Market, nor has the
               Company received any notification that the Commission or the NASD is contemplating terminating such registration or qualification.

                     (xxxiii) The conditions for use of a Registration
               Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

               (B) REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters and the Company that:

                           (i) Such Selling Shareholder has full right, power
               and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (as hereinafter defined) and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Shareholder hereunder; and the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement have been duly authorized by all necessary action of such Selling Shareholder.

                          (ii) Such Selling Shareholder has duly executed and
               delivered this Agreement, the Power of Attorney and the Custody Agreement, and each constitutes the valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and, with respect to this Agreement, except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                         (iii) No consent, approval, authorization, order or
               declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder or the consummation of the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement, except the registration of such Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws or the bylaws and rules and regulations of the NASD in connection with the offer, sale and distribution of such Shares by the Underwriters.

                          (iv) The sale of the Shares to be sold by such
               Selling Shareholder and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument to which such Selling Shareholder is a party or to which any of his respective properties or assets is subject, nor will such action conflict with or violate any provisions of any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's properties or assets, except those, in each such case, which would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

                           (v) Such Selling Shareholder has, or immediately
               prior to the First Time of Delivery (as hereinafter defined), such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, without notice of any adverse claim, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever; and, upon delivery of such Shares against payment therefor as provided herein (assuming that such Shares are purchased in good faith without notice of adverse claim) good and valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters.

                          (vi) Such Selling Shareholder has not (A) taken,
               directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (B) since the filing of the Registration Statement
               (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody (or, in the case of the contemplated exercise of stock options, a duly executed notice of exercise of stock options to purchase the Shares to be sold by the Selling Shareholders hereunder has been placed in custody) under a custody agreement, in the form heretofore furnished to and approved by you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to Wachovia Bank, N.A., as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to and approved by you, appointing the persons indicated in Schedule II hereto as such Selling Shareholder's attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any Selling Shareholder, or by the occurrence of any other event.

         2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price of $32.25 per share, the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, Robert M. Goodfriend agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Robert M. Goodfriend, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase hereunder.

               Robert M. Goodfriend hereby grants to the Underwriters the right to purchase at their election in whole or in part from time to time up to 300,000 Optional Shares, at the purchase price per share set forth in clause
(a) in the paragraph above plus, if the purchase and sale of any Optional Shares take place after the First Time of Delivery and after the Firm Shares are traded "ex-dividend," an amount equal to the dividend payable on such Optional Shares, for the sole purpose of covering over-allotments in the sale of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to Robert M. Goodfriend, given not more than twice within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery or, unless the Representatives and Robert M. Goodfriend otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event the Representatives elect to purchase all or a portion of the Optional Shares, the Company and Robert M. Goodfriend agree to furnish or cause to be furnished to the Representatives the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 7 hereof at each Subsequent Time of Delivery (as hereinafter defined).

         3. OFFERING BY THE UNDERWRITERS. Upon the authorization by the Underwriters of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as The Robinson- Humphrey Company, Inc. may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Selling Shareholders to the Representatives for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefor by wire transfer to the accounts designated by the Selling Shareholders in immediately available funds. The closing of the sale and purchase of the Shares shall be held at the offices of Smith, Gambrell & Russell, LLP, Suite 1800, East Tower, Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Atlanta time, on the fourth full business day after this Agreement is executed or at such other time and date as the Representatives, the Company and the Attorneys-in-Fact on behalf of the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, at 10:00 a.m., Atlanta time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by the Underwriters in writing at least 48 hours prior to such Time of Delivery.

         5.    COVENANTS.

               (A) COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

                           (i) If the Registration Statement has been declared
               effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and if consented to by the Representatives, Rule 424(b)(4)) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or
               (B) the fifth business day after the date on which the Registration Statement is declared effective. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering, sale and distribution of the Shares.

                          (ii) The Company will not file with the Commission
               the Prospectus or the amendment referred to in the second sentence of Section l(a)(i) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Representatives have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Representatives of each such filing or effectiveness.

                         (iii) The Company will advise the Representatives
               promptly after receiving notice or obtaining knowledge of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (B) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (C) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                          (iv) If the delivery of a prospectus relating to the
               Shares is required under the Act at any time prior to the expiration of nine months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company will promptly notify the Representatives and upon the request of the Representatives (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the Prospectus or any such document incorporated by reference that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Representatives may from time to time reasonably request. If the delivery of a prospectus relating to the Shares is required under the Act at any time nine months or more after the date of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
               Section 7.

                           (v) The Company promptly from time to time will take
               such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                          (vi) The Company will promptly provide the
               Representatives, without charge, (A) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all documents or information incorporated by reference therein, (B) for each other Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits but including all documents or information incorporated by reference therein, and (C) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request.

                         (vii) As soon as practicable, the Company will make
               generally available to its security holders and the Representatives an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder.

                        (viii) During the period beginning from the date hereof
               and continuing to and including the date 120 days after the date of the Prospectus, the Company will not, without the prior written consent of The Robinson-Humphrey Company, Inc., offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, pledge, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 and except for the issuance of Common Stock upon the exercise of stock options outstanding on the date of this Agreement to the extent that such stock options are disclosed in the Prospectus and except for the grant of stock options under the Company's existing stock option plans.

                          (ix) During a period of three years from the
               effective date of the Registration Statement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, without charge, (A) copies of all reports or other communications (financial or other) furnished to shareholders, (B) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, and (C) such additional information concerning the business and financial condition of the Company and its subsidiaries, if any, as the Representatives may reasonably request.

                           (x) Except in connection with the administration of
               the Company's Employee Payroll Investment Plan in the ordinary course of business, neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates will prior to the termination of the underwriting syndicate contemplated by this Agreement, (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                          (xi) At each Time of Delivery, the Company will use
               its best efforts to cause the Shares to continue to be listed on the Nasdaq National Market.

                         (xii) If at any time during the period beginning on
               the date the Registration Statement becomes effective and ending on the later of (A) the date 30 days after such effective date and (B) the date on which the Company next files with the Commission a Quarterly Report on Form 10-Q after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of the Company's counsel the Company is obligated to publicly respond to such rumor, publication, or event (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will provide to the Representatives, in advance of its dissemination, a copy of any press release or other public statement responding to or commenting on such rumor, publication or event.

               (B) COVENANTS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, covenants and agrees with each of the
Underwriters:

                           (i) A duly executed lock-up agreement has been
               delivered by such Selling Shareholder to the Representatives generally providing that during the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of The

               Robinson-Humphrey Company, Inc., offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, pledge, sale, grant of an option to purchase or other disposition) of, directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except as provided in Section 2 hereof and except under certain prescribed circumstances.

                          (ii) Such Selling Shareholder, prior to the
               termination of the underwriting syndicate contemplated by this Agreement, will not (A) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (C) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

         6. EXPENSES. The Company and the Selling Shareholders will pay all costs and expenses incident to the performance of their obligations under this Agreement, in such proportions as they may agree among themselves, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda;
(ii) the delivery of copies of the foregoing documents to the Underwriters;
(iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto; (vi) any listing of the Shares on the Nasdaq National Market and (vii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. In addition, each Selling Shareholder will pay all costs and expenses incident to (i) the fees, disbursements and expenses of separate counsel for such Selling Shareholder,
(ii) such Selling Shareholder's pro rata share of the fees and expenses of the Attorneys-In-Fact and the Custodian, and (iii) the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, Section 8 and
Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses relating to the offer and sale of the Shares.

         7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and agreements hereunder, and to the following additional conditions precedent:

               (a) If the Registration Statement as amended to date has not become effective prior to the execution of this Agreement, such Registration Statement shall have been declared effective not later than 11:00 a.m., Atlanta time, on the date of this Agreement or such later date and/or time as shall have been consented to by the Representatives in writing. The Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with
Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, threatened or, to the knowledge of the Company and the Representatives, contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

               (b) Smith, Gambrell & Russell, LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of Tennessee law upon the opinion of Company counsel referred to in paragraphs (c) and (d) below.

               (c) The Representatives shall have received an opinion, dated such Time of Delivery, of Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Company, in form and substance satisfactory to the Representatives and its counsel, to the effect that:

                           (i) The Company has been duly incorporated, is
               validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                          (ii) Each of the subsidiaries of the Company has been
               duly incorporated or organized, is validly existing as a corporation or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Each such subsidiary is duly qualified to transact business as a foreign corporation or limited partnership and is in good standing under the laws of each other jurisdiction in which its owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                         (iii) The Company's authorized Common Stock is as
               disclosed in the Prospectus. The Common Stock conforms in all material respects to the description of the Common Stock incorporated by reference into the Prospectus. None of the issued shares of common stock of the Company or its predecessors or any of its subsidiaries has been issued or is owned or held in violation of any statutory preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of common stock or limited partnership interests of the Company or its subsidiaries) has any statutory preemptive or, to the knowledge of such counsel, other rights to subscribe for any of the Shares.

                          (iv) To such counsel's knowledge, all of the issued
               shares of capital stock or, in the case of limited partnerships, limited partnership interests, of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, directly or indirectly, beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, equities or claims of any nature whatsoever, except as are contained in the Credit Facility or as otherwise disclosed in the Prospectus.

                           (v) To such counsel's knowledge, except as disclosed
               in the Prospectus and except for forfeitures, grants and exercises of stock options pursuant to the Company's existing stock option plans in the ordinary course of business after the date of the Preliminary Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its subsidiaries convertible into or exercisable or exchangeable for any capital stock of the Company or any such subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or
               (C) obligations of the Company or any such subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                          (vi) Except as disclosed in the Prospectus, there are
               no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                         (vii) All sales of the Company's capital stock by the
               Company during the three years preceding the date of the Prospectus were at the time of each sale duly registered under the Act or exempt from the registration requirements of the Act.

                        (viii) Neither the Company nor any of its subsidiaries
               is in violation of its Articles of Incorporation or Certificate of Limited Partnership, as applicable.

                          (ix) The sale of the Shares being sold at such Time
               of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or to which any of their respective properties or assets is subject, except where such conflict, breach, violation, or default would not have a Material Adverse Effect, nor will such action conflict with or violate any provision of the Articles of Incorporation or Certificate of Limited Partnership, as applicable, or Bylaws of the Company or any of its subsidiaries or any statute, rule or regulation known to such counsel or to such counsel's knowledge any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except where such conflict or violation would not have a Material Adverse Effect.

                           (x) No consent, approval, authorization, order or
               declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act and such as may be required under state securities or blue sky laws or the bylaws and rules and regulations of the NASD in connection with the offer, sale and distribution of the Shares by the Underwriters.

                          (xi) To such counsel's knowledge and other than as
               disclosed in or contemplated by the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or overtly threatened in which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect;

                         (xii) This Agreement has been duly authorized, executed and delivered by the Company.

                        (xiii) The Registration Statement and the Prospectus
               and each amendment or supplement thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Exchange Act and the respective rules and regulations thereunder. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents (pertaining to legal matters) are accurate in all material respects and fairly present in all material respects the information required to be shown;

                         (xiv) The Registration Statement is effective under
               the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

                          (xv) The Company is not, and will not be as a result
               of the consummation of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

               Such counsel shall also state that no facts have come to their attention that have caused such counsel to believe that the Registration Statement, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

               In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates, telegrams and other statements of public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States and as to real estate and trademark matters, to the extent reasonably satisfactory in form and scope to counsel for the Underwriters, upon the opinions of local, in-house and other counsel, provided that copies of such opinions are delivered to the Representatives and counsel for the Underwriters.

               (d) The Representatives shall have received an opinion, dated such Time of Delivery, of Regis Hebbeler, Vice President, General Counsel of the Company, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

                           (i) The Company's authorized, issued and outstanding
               capital stock is as disclosed in the Prospectus. All of the issued shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description incorporated by reference into the Prospectus.

                          (ii) To such counsel's knowledge, other than the
               subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and except for short-term working capital cash investments, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                         (iii) Neither the Company nor any of its subsidiaries
               is in violation of its Articles of Incorporation or Certificate of Limited Partnership, as applicable, or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, or other material agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or to which any of their respective properties or assets is subject.

                          (iv) Any real property and buildings held under lease
               by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such subsidiary.

                           (v) To such counsel's knowledge, neither the Company
               nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus, nor is the Company or any subsidiary required to take any action in order to avoid any such violation or default.

                          (vi) Such counsel does not know of any statutes or
               legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required or of any contract or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

               Such counsel shall also state that no facts have come to his attention that have caused such counsel to believe that the Registration Statement, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

         (provided that such counsel need express no belief regarding the financial statements and related schedules and other financial data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).

               (e) The Representatives shall have received an opinion, dated such Time of Delivery, of Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Selling Shareholders, in form and substance satisfactory to the Representatives and their counsel, to the effect that:

                           (i) Each of the Selling Shareholders has all
               requisite power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Shareholder hereunder and the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement have been duly authorized by all necessary action of such Selling Shareholder.

                          (ii) This Agreement, the Power of Attorney and the
               Custody Agreement have been duly executed and delivered by such Selling Shareholder, each of which is enforceable against such Selling Shareholder in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity under this Agreement may be limited under applicable securities laws or the public policy underlying such laws (provided that such counsel need express no opinion regarding the irrevocability of the Power of Attorney and the Custody Agreement).

                         (iii) No consent, approval, authorization, order or
               declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares being sold by such Selling Shareholder or the consummation of the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement, except the registration of such Shares under the Act and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

                          (iv) Based solely upon such counsel's review of the
               stock certificates representing the Shares and certain certificates of the Selling Shareholders, upon delivery of such Shares against payment therefor as provided herein, good and valid title to such Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever, will pass to the several Underwriters; provided that the Underwriters purchase such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of Georgia.

                                In rendering any such opinion, such counsel may
               rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, the Selling Shareholders and public officials, and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent reasonably satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel, provided that copies of such opinion are delivered to the Representatives and counsel for the Underwriters.

               (f) The Representatives shall have received from Deloitte & Touche LLP letters dated, respectively, the date hereof (or, if the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, dated such effective date and the date of this Agreement) and each Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex I hereto. In the event that the letters referred to in this Section 7(f) set forth any changes, decreases or increases in the items specified in paragraph (iv) of Annex I, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.

               (g) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries shall have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or (ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and its subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

               (h) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or in the Common Stock by the Commission or the Nasdaq National Market; (ii) a moratorium on commercial banking activities in New York declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

               (i) The Company and the Selling Shareholders shall have furnished to the Representatives at such Time of Delivery certificates of officers of the Company and certificates of the Selling Shareholders, satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Company and such Selling Shareholders herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections
(a) and (g) of this Section 7, and as to such other matters as the Representatives may reasonably request.

               (j)   The Shares shall be listed on the Nasdaq National Market.

         8.    INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, however, that the Company shall not be liable to any Underwriter in respect of any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus to the extent that (i) the Prospectus did not contain such untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, liability or action, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of the sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under Sections 5(a)(ii) and 5(a)(vi) hereof. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

               (b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by any such Selling Shareholder in Section 1(b) of this Agreement; or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that no such Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, however, that no Selling

Shareholder shall be liable to any Underwriter in respect of any Preliminary Prospectus to the extent that (i) the Prospectus did not contain the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, liability or action, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time at which the written confirmation of sale of such Shares was sent or given to such person, and (iii) the failure to deliver such Prospectus was not the result of the Company's noncompliance with its obligations under Sections 5(a)(ii) and 5(a)(vi) hereof. No Selling Shareholder will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

               (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or any Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action. No Underwriter will, without the prior written consent of the Company or any affected Selling Shareholder, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not the Company or such Selling Shareholder is a party to such claim, action, suit, or proceeding), unless such settlement, compromise, or consent includes an unconditional release of the Company or such affected Selling Shareholder from all liability arising out of such claim, action, suit, or proceeding (or related cause of action or portion thereof).

               (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection or unless the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Representatives in the case of indemnity arising under paragraphs (a) or (b) of this Section 8), or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense thereof. Nothing in this Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party. An indemnified party shall not effect the settlement of any proceeding with respect to which indemnification is sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided, however, notwithstanding the foregoing provisions of this Section 8(d), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding any exceptions to the obligation to indemnify contained in the provisos of the first sentence of paragraphs (a), (b) and (c) of this section, and unless and until it is finally judicially determined by a court of competent jurisdiction that the indemnified party is not entitled to indemnification by virtue thereof or otherwise, the obligation of the indemnifying party to make reimbursement payments for the costs and expenses of an indemnifiable claim shall arise, and such payment shall be made promptly against proper documentation thereof, to the indemnified party. In the event that such payments are made and it is subsequently finally judicially determined by a court of competent jurisdiction that the indemnified party is not entitled to indemnification by virtue of the provisions as aforesaid or otherwise, the indemnified party who received such indemnity payments shall reimburse the same, with interest from the date of disbursement by the indemnifying party, to the indemnifying party to the extent such indemnified party was not entitled to the same in the first instance.

               (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company or such Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and any Selling Shareholder and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act. Notwithstanding the foregoing, the liability of the Selling Shareholders to the Underwriters arising on account of the offering, whether such liability arises under this Agreement or otherwise, shall not exceed the amounts set forth in Section 8(g) of this Agreement.

               (g) Notwithstanding anything to the contrary in this Section 8, the Selling Shareholders shall be liable for indemnification and/or reimbursement and/or contribution under Sections 8(b) and 8(e) only if and to the extent that the Company shall have failed to indemnify or reimburse or make contribution to the Underwriters pursuant to Sections 8(a), 8(d) and 8(e) within 90 days after demand therefor made to the Company by the Underwriters. The liability of each Selling Shareholder other than Robert M. Goodfriend for indemnification and contribution under this Section 8 shall be limited to an amount equal to the total or aggregate public offering price of the Shares sold by such Selling Shareholder to the Underwriters minus (i) the amount of the underwriting discount paid thereon to the Underwriters by such Selling Shareholder, (ii) the pro rata expenses of the offering paid by such Selling Shareholder, and (iii) the amount of income tax paid by such Selling Shareholder with respect to the sale of the Shares. The liability of Robert M. Goodfriend for indemnification and contribution under this Section 8 shall be limited to an amount equal to the total or aggregate public offering price of the Shares sold by Mr. Goodfriend to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by Mr. Goodfriend. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         9.    DEFAULT OF UNDERWRITERS.

               (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, the Company and the Selling Shareholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company and the Selling Shareholders that the Representatives have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify the Representatives that they have so arranged for the purchase of such Shares, the Representatives or the Company and the Selling Shareholders, as the case may be, shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in the opinion of the Representatives may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. The thirty-six (36) hour periods referred to in this subsection (a) shall not include the hours between (i) 5:00 p.m., Atlanta time, on any Friday through 9:00 a.m., Atlanta time, the following Monday or (ii) 5:00 p.m., Atlanta time, on the day preceding a day on which the New York Stock Exchange is closed for trading (a "holiday") through 9:00 a.m., Atlanta time, on the day following that holiday.

               (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed 10% of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10.         TERMINATION.

               (a) This Agreement may be terminated with respect to the Firm Shares or any Optional Shares in the sole discretion of the Representatives by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that (i) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (ii) the Company or the Selling Shareholders shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on their parts to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a) (other than pursuant to Section 7(h)), the Company and the Selling Shareholders will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Neither the Company nor any Selling Shareholder shall in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

               (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Shareholders as provided in
Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in Section 9(b) to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of Robert M. Goodfriend to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 8(e) or the Company, any Selling Shareholder, or any officer or director or controlling person of the Company or any Selling Shareholder referred to in Section 8(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed (certified, return receipt requested), delivered or telegraphed and confirmed in writing to the Representatives in care of The Robinson-Humphrey Company, Inc., 3333 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Corporate Finance Department, with a copy to Smith, Gambrell & Russell, LLP, Suite 1800, East Tower Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326; if to any Selling Shareholder it shall be sufficient in all respects if delivered or sent by mail (certified, return receipt requested) to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if sent to the Company, shall be mailed (certified, return receipt requested), delivered or telegraphed and confirmed in writing to the Company at 400 Goody's Lane, Knoxville, Tennessee 37922, Attention: President, with a copy to counsel for the Company.

         13. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any provisions regarding conflicts of laws.

         15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by The Robinson- Humphrey Company, Inc., on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters, the Company and the Selling Shareholders. It is understood that the Representatives' acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company and the Selling Shareholders for examination, upon request.

                              Very truly yours,

                              GOODY'S FAMILY CLOTHING, INC.


                      By: /s/ Robert M. Goodfriend
                          --------------------------------
                              Robert M. Goodfriend
                              Chairman of the Board
                              and Chief Executive Officer


                              SELLING SHAREHOLDERS


                      By: /s/ Harry M. Call
                          -------------------------------------------------
                              Harry M. Call, as Attorney-in-Fact acting on
                              behalf of Robert M. Goodfriend, Harry M. Call and Edward R. Carlin


The foregoing Agreement is hereby
confirmed and accepted as of
the date first written above
at Atlanta, Georgia.

THE ROBINSON-HUMPHREY COMPANY, INC.
J.C. BRADFORD & CO.

By:  The Robinson-Humphrey Company, Inc.


By:  /s/ Reynolds C. Faulkner
     ---------------------------
     (Authorized Representative)

     On behalf of each of the Underwriters

                                                    SCHEDULE I

                                                                  NUMBER OF
                                                                   OPTIONAL
                                                  TOTAL          SHARES TO BE
                                              NUMBER OF FIRM     PURCHASED IF
                                               SHARES TO BE     MAXIMUM OPTION
UNDERWRITER                                     PURCHASED         EXERCISED
-----------                                   --------------    --------------
The Robinson-Humphrey Company, Inc..........         638,500        94,501
J.C. Bradford & Co..........................         638,500        94,499

William Blair & Company, L.L.C..............          50,000         7,400
Furman Selz LLC.............................          50,000         7,400
Gerard Klauer Mattison & Co., Inc...........          50,000         7,400
Hilliard Lyons Inc..........................          50,000         7,400
Interstate/Johnson Lane Corporation.........          50,000         7,400
Legg Mason Wood Walker, Incorporated                  50,000         7,400
McDonald & Company Securities, Inc..........          50,000         7,400
Morgan Keegan & Company, Inc................          50,000         7,400
Needham & Company, Inc......................          50,000         7,400
Rauscher Pierce Refsnes, Inc................          50,000         7,400
Raymond James & Associates, Inc.............          50,000         7,400
Rodman & Renshaw, Inc.......................          50,000         7,400
Scott & Stringfellow Inc....................          50,000         7,400
Southwest Securities........................          50,000         7,400
Stephens Inc................................          50,000         7,400
                                                    --------       -------
Total.......................................       2,027,000       300,000
                                                   =========       =======

                                                    SCHEDULE II




                                                 Total Number of
                                                Firm Shares to be
SELLING SHAREHOLDERS(1)                               Sold
-----------------------                         -----------------
Robert M. Goodfriend                                2,000,000
Harry M. Call                                          20,000
Edward R. Carlin                                        7,000
                                                  -----------
                                                    2,027,000



-------------
(1) Each of the Selling Shareholders has executed and delivered a Power of Attorney appointing Harry M. Call and Edward R. Carlin such Selling Shareholder's Attorneys-in-Fact. Each of the Selling Shareholders is represented by Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, Attention: Richard A. Goldberg, Esq.

                                                                    ANNEX I

         Pursuant to Section 7(f) of the Underwriting Agreement, Deloitte & Touche LLP shall furnish letters to the Underwriters to the effect that:

                  (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning the Act and the Exchange Act and the applicable published rules and regulations thereunder;

                  (ii) in their opinion, the consolidated financial statements audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

                  (iii) the financial statements of the Company as of and for the thirteen weeks ended May 3, 1997 and May 4, 1996 were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles, and such financial statements comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder;

                  (iv) on the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) the unaudited consolidated condensed financial
                  statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on the basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                         (B) as of a specified date not more than 5 days prior
                  to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of options which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the long-term debt or short-term debt of the Company and its subsidiaries, or any decreases in net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (C) for the period from the date of the latest
                  financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in net sales or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur which are described in such letter; and

                  (v) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph
         (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.


                                       2